EXHIBIT 5

                                      AVNET
                            Corporate Services Group



                                                     February 9, 2000

Board of Directors
Avnet, Inc.
2211 South 47th Street
Phoenix, Arizona 85034

                  Re:      7 7/8% Notes Due February 15, 2005
                           Registration Statements on Form S-3
                           Registration Nos. 333-53691 and 333-96395
                           -----------------------------------------

Ladies and Gentlemen:

     I refer to the  above-referenced  Registration  Statements on Form S-3 (the
"Registration Statement") filed by Avnet, Inc. (the "Company") with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of up to $560,000,000 aggregate principal amount of the Company's debt securities to be issued from time to time in one or more public offerings (the "Debt Securities").

     It is proposed that $360,000,000 principal amount of Debt Securities will be issued as 77/8% Notes Due February 15, 2005 (the "Notes"), under the terms of the Indenture incorporated by reference as Exhibit 4 to the Registration Statements (the "Indenture") and will be sold pursuant to the terms of a Pricing Agreement in the form of Exhibit 1 to this Report on Form 8-K (the "Pricing Agreement").

     I have examined the Indenture, the Pricing Agreement and resolutions adopted by the Board of Directors of the Company and its duly appointed committees relating to the authorization of the issuance and sale of the Debt Securities in general and the Notes in particular. I have also examined and am familiar with originals, or copies the authenticity of which has been established to my satisfaction, of such other documents and instruments as I have deemed necessary to express the opinions hereinafter set forth. Based upon the foregoing, it is my opinion that the Notes, when issued or delivered in the manner provided for in the Pricing Agreement, will be legally issued and the binding obligations of the Company under the laws of the State of New York, which laws govern the Indenture.

                   2211 South 47th Street o Phoenix, AZ 85034
                         T. 480-643-2000 F. 480-643-7199

     I consent to the use of this opinion as Exhibit 5 to the Registration Statements and to the reference to me under the caption "Legal Matters" in the prospectus constituting Part I thereof.

                                                     Very truly yours,

                                                     /s/David R. Birk

                                                     David R. Birk
                                                     Senior Vice President and
                                                        General Counsel

DRB/sc